Exhibit 10-22

Mr. John Carson
11 Meadow Lane,
Pennington,
New Jersey,
USA 08534.

13 March 2006

Dear Sir,

Service Agreement between New Media Lottery Services Plc and Mr. John Carson.

We refer to the Service Agreement between New Media Lottery Services Plc (“the Company”) and Mr. John Carson dated 13 March 2006 (the "Principal Agreement").

This letter is intended to vary the terms of the Principal Agreement, as set out below, with effect from the date hereof. This letter is a supplemental agreement to the Principal Agreement (the “Supplemental Agreement”), and both agreements shall hereafter constitute one agreement (the “Agreement”):

1	In this Supplemental Agreement, capitalised terms will have the same meaning as is given to them in the Principal Agreement.

2
The following term shall be added to the Principal Agreement as clause 7.3 and the remaining clauses in Section 7 shall be renumbered accordingly:–

"The Company shall pay to the Director the amount of $122,500 on the execution of this Agreement as a bonus to reflect the Directors waiver of salary due and owing to him in the said amount by New Media Lottery Services, Inc, a group company incorporated under the laws of Delaware, USA."

3	For the avoidance of doubt, the Agreement includes the amendments effected by the Supplemental Agreement as if it was executed simultaneously with the Principal Agreement.

4	Except as amended as set out in this Supplemental Agreement, the terms of the Principal Agreement are confirmed and will continue in full force and effect.

5	This Supplemental Agreement shall be governed by and interpreted in accordance with the laws of Ireland.

Please confirm your acceptance of the terms of this Supplemental Agreement and your agreement to be bound by its terms by executing it as a deed and dating where indicated below and on the enclosed copy of this Supplemental Agreement. Please keep a copy and return the other to us.

PRESENT WHEN THE COMMON SEAL
of NEW MEDIA LOTTERY SERVICES PLC
was affixed hereto:
In the presence of:

SIGNED SEALED AND DELIVERED
by JOHN CARSON
In the presence of: